Exhibit 10.1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of April 7, 2006, is entered into by and among NCI Building Systems, Inc., a Delaware corporation (“NCI”), The Heico Companies, L.L.C., a Delaware limited liability company (“THC”), and Robertson-Ceco Corporation, a Delaware corporation (“RCC”).

RECITALS

WHEREAS, NCI, THC and RCC are parties to that certain Stock Purchase Agreement dated as of February 21, 2006 (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Purchase Agreement, and NCI, THC and RCC are sometimes referred to herein collectively as the “Parties” and individually as a “Party”;

WHEREAS, the Parties desire to modify the working capital base used for the purposes of the definitions of Negative Working Capital Adjustment and Positive Working Capital Adjustment;

WHEREAS, NCI desires that the Company retain at and after the Closing the following agreements and Indebtedness in respect of such agreements: (i) Lease Agreement between The Industrial Development Board of Carter County, Tennessee and Robertson-Ceco Corporation dated January 1, 2000 and all related instruments, documents and agreements and the related Indebtedness thereto (the “IRB”), and (ii) the capital leases listed on Schedule A attached hereto (the “Cap Leases”);

WHEREAS, the Parties desire to amend the Purchase Agreement (i) to reflect an adjustment to the Acquisition Consideration in respect of the IRB and Cap Leases, (ii) to waive RCC’s obligation to endeavor to pay off the IRB and Cap Leases prior to Closing, and (iii) to waive RCC’s obligation to deliver pay-off and release letters for the IRB and Cap Leases to NCI at the Closing;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. Amendments to Definitions.

(a) The definition of “Negative Working Capital Adjustment” in the Purchase Agreement is hereby revised and amended by replacing “$42,896,000.00” with “the Year End Working Capital”.

(b) The definition of “Positive Working Capital Adjustment” in the Purchase Agreement is hereby revised and amended by replacing “$42,896,000.00” with “the Year End Working Capital”.

(c) Item (viii) of the definition of “Permitted Liens” in the Purchase Agreement is hereby revised and amended to add the phrase “and Liens in connection with the IRB and/or Cap Leases” immediately after the last word in such item (viii).

(d) The Purchase Agreement is hereby revised and amended to restate clause (A) of the definition of “Purchase Date Working Capital” in its entirety as follows:

“(A) Purchase Date Working Capital shall not include any liabilities or debt issuance costs in respect of the Indebtedness Amount;”

(e) The Purchase Agreement is hereby revised and amended to insert the following sentence immediately after the last sentence in the definition of “Purchase Date Working Capital” in Section 1.1 of the Purchase Agreement: “Except as set forth in clause (C) of this definition, Purchase Date Working Capital shall be calculated in accordance with the same principles used in the preparation of the Year-End Working Capital.”

(f) The Purchase Agreement is hereby revised and amended to replace in its entirety the definition of “Purchase Date Balance Sheet” in Section 1.1 of the Purchase Agreement with the following: ““The Purchase Date Balance Sheet” means a consolidated balance sheet of the Company as of the Closing Date which is prepared in accordance with the same principles used in the preparation of the Year-End Balance Sheet and in accordance with generally accepted accounting principles consistently applied.”

(g) The Purchase Agreement is hereby revised and amended to insert the following definition immediately after the definition of “Investigation” in Section 1.1 of the Purchase Agreement: ““IRB” has the meaning specified in Amendment No. 1 to this Agreement.”

(h) The Purchase Agreement is hereby revised and amended to insert the following definition immediately after the definition of “Assumed Liabilities” in Section 1.1 of the Purchase Agreement: ““Cap Leases” has the meaning specified in Amendment No. 1 to this Agreement.”

(i) The Purchase Agreement is hereby revised and amended to insert the following definitions immediately after the definition of “Wholly Owned Subsidiary” in Section 1.1 of the Purchase Agreement:

(i)	““Year-End Balance Sheet” means the audited consolidated balance sheet of the Company as of December 31, 2005 which is prepared in accordance with generally accepted accounting principles consistently applied.”

(ii)	““Year-End Working Capital” means, as determined from the Year-End Balance Sheet, the amount by which (i) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet and that are included in the Acquired Assets exceeds, or is exceeded by, (ii) the sum, without duplication of amounts, of all amounts that are included and classified as current liabilities on that balance sheet (other than current maturities of long-term debt) and that are included in the Acquired Liabilities; provided, that (A) Year-End Working Capital shall not include any liabilities or debt issuance costs in respect of the Indebtedness Amount; (B) Year-End Working Capital shall be calculated without regard for any LIFO inventory reserves; and (C) if those current assets are exceeded by those current liabilities, Year-End Working Capital will be expressed as a negative amount.”

2. Amendment to Section 2.2.

(a) Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.2 Acquisition Consideration. NCI shall pay to RCC as payment for the Company Capital Stock, an amount equal to $370,000,000, less the outstanding Indebtedness under the IRB as of the Closing Date, less the outstanding Indebtedness under the Cap Leases as of the Closing Date, plus $47,933.20 in respect of the HS Batten Lok expenditure (the “Acquisition Consideration”), to be paid by wire transfer on the Closing Date in accordance with the instructions, if any, that RCC will have delivered to NCI. The Acquisition Consideration is subject to adjustment pursuant to Section 8.3.”

3. Amendments to Section 6.7.

(a) The first sentence of Section 6.7 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Prior to or at the Closing, the Company and RCC shall ensure that neither the Company nor any of its Subsidiaries has any outstanding Indebtedness for borrowed money, except for any Indebtedness outstanding under the IRB and Cap Leases.”

4. Amendments to Section 7.3(c)(8).

(a) Section 7.3(c)(8) is hereby amended and restated in its entirety to read as follows:

“evidence reasonably satisfactory to NCI that all Indebtedness for borrowed money of the Company, except for any Indebtedness outstanding under the IRB and Cap Leases, has been, or at the Closing will be, repaid in full and that the Company and its

Subsidiaries have been fully and unconditionally released from all obligations and liabilities thereunder, except with respect to the IRB and Cap Leases; and “

5. Amendments to Section 8.3. The first sentence of Section 8.3 is hereby amended and restated in its entirety to read as follows:

“As soon as practicable, and in any event on or prior to the later of the 90th day after the Closing Date and the 60th day after NCI receives the Year-End Balance Sheet, NCI will cause to be prepared in writing and delivered to RCC (i) the Purchase Date Balance Sheet and (ii) a Post-closing Statement.”

6. Release. NCI hereby irrevocably waives, releases and discharges forever THC, RCC and their payment obligations in connection with the IRB and Cap Leases, and NCI hereby covenants and agrees that it will not, directly or indirectly, seek to recover any amounts in connection such payment obligations from any of THC, RCC and their successors and assigns.

7. General Provisions.

(a) Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, the Purchase Agreement shall remain unchanged and in full force and effect, and as amended or modified herein, the Purchase Agreement is hereby ratified, approved and confirmed in all respects.

(b) After the date hereof all references in the Purchase Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Purchase Agreement as amended or modified herein.

(c) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Norman C. Chambers
Name:	Norman C. Chambers
Title:	President and Chief Operating Officer

ROBERTSON-CECO CORPORATION

By:	/s/ Lawrence G. Wolski
Name:	Lawrence G. Wolski
Title:	Vice President

THE HEICO COMPANIES, L.L.C.

By:	/s/ Lawrence G. Wolski
Name:	Lawrence G. Wolski
Title:	Vice President

[Signature Page to Amendment No.1 to Stock Purchase Agreement]

Schedule A

IOS Capital Agreement

KIP American, Inc. Agreement